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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of The Hertz Corporation on Form S-3 (File No. 333-34501) of our report dated January 22, 1998, on our audits of the consolidated financial statements and financial statement schedule of The Hertz Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995 which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
March 20, 1998